UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On August 8, 2013, Iron Mountain Incorporated (the “Company”), issued a press release announcing that it commenced a tender offer (the “Tender Offer”), to purchase for cash up to $137.5 million in aggregate principal amount of its outstanding 8 3/8% Senior Subordinated Notes due 2021, subject to the terms and conditions set forth in the offer to purchase and letter of transmittal related to the Tender Offer.  This Current Report on Form 8-K is not an offer to buy or solicitation of an offer to sell any of the notes subject to the Tender Offer. A copy of the press release issued by the Company on August 8, 2013 announcing the Tender Offer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 8, 2013, the Company and Iron Mountain Canada Operations ULC (the “Canadian Issuer”) also issued a press release announcing a proposed public offering (the “Offering”) by the Company of $450.0 million in aggregate principal amount of the Company’s USD Senior Notes due 2023 and by the Canadian Issuer of C$300.0 million in aggregate principal amount of the Canadian Issuer’s CAD Senior Notes due 2023. A copy of the press release issued by the Company on August 8, 2013 announcing the Offering is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.                                        Financial Statement and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press release dated August 8, 2013. (Filed herewith.)
99.2	Press release dated August 8, 2013. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: August 8, 2013